PURCHASE AGREEMENT


         THIS AGREEMENT IS MADE on April 30, 1999, between American Technologies, L.C., a limited liability company organized under the laws of the State of Iowa, with its principal place of business at Box 247, Radcliffe, Iowa 50230,(herein referred to as "SELLER") and Mirenco, Inc., a corporation organized under the laws of the State of Iowa, with its principal place of business at Box 343 Radcliffe, Iowa 50230, (herein referred to as "BUYER").

                                    RECITALS

         WHEREAS, Seller is the assignee of the Patents under assignment from Dwayne Fosseen, an individual residing in Radcliffe, Iowa, and holds an exclusive right to make, use and sell throughout the United States of America, its territories and dependencies and any other country in which the Products are patented and/or protected and to the Inventions described and claimed therein (the "AMTECH RIGHTS").

         WHEREAS, Buyer is desirous of purchasing, and Seller is willing to sell the Patents and to assign to Buyer all its rights to manufacture, distribute, use, market, sell, or otherwise utilize the AmTech Rights.

         THEREFOR, in consideration of the covenants and obligations hereinafter set forth, and the mutual benefits to be derived hereunder, the parties agree as follows:

                                 I. DEFINITIONS

         In interpretation of this Agreement, the following definitions shall apply:

     A. "PATENTS" means Patent No. 4,958,598, Canadian Patent No. 1,289,430, Patent No. 5,315,977, Canadian Patent No 2,065,912, Mexican Patent No. 180,658 and European Patent application filed on April 16, 1992 and pending as of this date, together with all foreign and other patent applications covering fuel limiting systems and engine emission control apparatuses, and all patents that may issue therefrom and any re-issues or extensions thereof, as to which the Seller has any rights at any time during the term of this Agreement.

     B. "INVENTIONS" means the entire inventions and methods anticipated by or developed pursuant to any of the Patents.

     C. "TRADEMARKS" means all trademarks obtained or in the process of being obtained by the Seller covering the Inventions and the Products, including without limitation, Driver-Max, Driver-Max Software, Hydrofire Injection System, Hydrofire Fluid Econo Cruise, Super MPC and Hydrofire Lubricant.

     D. "PRODUCTS" means products and methods developed or manufactured by the use of the Patents and the Inventions and the ideas associated therewith, including products related to an alcohol hydrous fuel injection system and methods associated with utilizing the system or a similar system for reducing emissions of diesel engines.

     E. "PUBLIC OFFERING" means Buyer's offering of 2,000,000 shares of its common stock in a self-underwritten public offering to residents of the State of Iowa.

     F. "ROYALTY" means the payments in section III. C below.

     G. "SUCCESSFUL CLOSE OF THE PUBLIC OFFERING" shall mean the close of the Continuous Offering Period, as defined in the Prospectus for the Public Offering, and the sale by Buyer of no less than one million (1,000,000) shares of its common stock under the Public Offering.

                           II. SALE OF AMTECH PRODUCTS

     Effective upon the Successful Close of the Public Offering, Seller hereby grants to Buyer, on the terms and conditions hereinafter stated:

     A. The exclusive right to manufacture, have manufactured, install, use, market, and advertise the Products;

     B. The exclusive right to practice, to allow others to practice, and to advertise the Inventions;

     C. The exclusive right to sell the Products;

     D. The exclusive right to continually use the Patents in the pursuit of new developments to be added to the Inventions;

     E. The exclusive right to use the Trademarks in connection with the use, marketing, selling and advertising of the Products and the Inventions and

     F. All of its right title and interest in the Patents.

                               III. CONSIDERATION

         Buyer shall pay to Seller:

     A. The sum of Twenty-five Thousand Dollars ($25,000) as consideration for the execution of this Agreement. Said sum shall be paid within thirty (30) days of the date the Buyer has received and accepted, in the aggregate, subscriptions for a minimum of one hundred thousand (100,000) shares in the Public Offering.

     B. The sum of Two Hundred Twenty-five Thousand Dollars ($225,000) upon the Successful Close of the Public Offering.

     C. A Royalty equal to three percent (3%) of Buyer's gross sales. The Royalty payments shall be paid for a period of twenty (20) years commencing on the date of execution of this Agreement and shall be paid not less frequently than quarterly. Payments under this Section III C shall commence upon the Successful Close of the Public Offering.

                           IV. RIGHT OF FIRST REFUSAL

     A. Seller hereby grants to Buyer a first right of refusal regarding any patents, other than the Patents that are transferred to Buyer by this Agreement, ("New Patents") that may hereafter be granted to or acquired by Seller. In the event Seller should at any time desire to transfer any or all of its New Patents, it shall first notify Buyer in writing. Such notice shall include information sufficient to allow Buyer to evaluate such New Patent. Buyer shall have the option to purchase such New Patent at the same price and on the same terms as those specified in the notice of the proposed transfer. The Buyer's option to purchase the New Patent shall be exercised by written notice to Seller within thirty (30) days from the date of the receipt by Buyer of Seller's notice of its desire to transfer the New Patent. If Buyer timely exercises its option to purchase the New Patent, Buyer shall complete the purchase on the later of
(i) the date or dates specified by the term described in the notice or (ii) ninety (90) days from the date of notice of exercise of the option.

     B. If Buyer does not exercise its option to purchase the New Patents within the time provided, Seller may then, at any time within thirty (30) days following the expiration of the time period referred to in the paragraph above, transfer the New Patent to the transferee specified in the notice on terms no more favorable than the terms stated in the notice and at no lower price than the price stated in the notice.

     C. Any  purported  transfer of New Patents that is not  authorized  by this
Article IV shall be null and void and of no effect whatsoever. In the case of a transfer or attempted transfer of New Patents not permitted by this Article, Seller shall be liable to indemnify and hold harmless Buyer with respect to all costs, liability and damage that Buyer may incur (including, without limitation, incremental tax liability and attorney's fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

                     V. PROTECTION OF INTELLECTUAL PROPERTY

     Buyer accepts full and complete responsibility for the prosecution, protection and defense of the Patents, and of any disclaimer proceedings in connection therewith. Buyer and Seller shall keep each other fully and promptly informed of any information available to either of them regarding any prosecution or defense of the Patents. All costs of prosecuting, protecting and defending the Patents shall be the responsibility of Buyer. Buyer shall indemnify Seller for any costs incurred by Seller in any such matter.

                                VI. INFRINGEMENT

     In the event that any infringement of the Patents comes to the attention of either party, such party shall promptly notify the other party of the infringement.

                                 VII. MARKETING

     Buyer shall mark all Products sold by it under this Agreement with the number of any Patent that is applicable thereto.

                           VIII. INVALIDITY OF PATENT

     If any claim of any of any of the Patents shall be declared invalid by a final decision of a court of competent jurisdiction, whether an appellant court or a lower court whose decision becomes final by failure to appeal therefrom, or if, as a result of a final decision, any such claim shall be hereafter awarded to another, Buyer shall be relieved of the obligation to pay royalty under this Agreement for sales thereafter of Products covered solely by such invalidated patent.

                                 IX. TERMINATION

     If Buyer defaults under this Agreement, Seller may, at its option, cancel and terminate this Agreement by giving thirty (30) days' written notice, specifying the default complained of, provided, however, that if Buyer shall, within such thirty (30) days, cure the default complained of, then the notice shall cease to be operative and this Agreement shall continue in full force and effect as though such default had not occurred. If Buyer disputes the asserted default, Buyer shall notify Seller in writing of such dispute and the basis thereof. If the dispute continues, this matter shall be set for arbitration. For purposes of this Section IX, Buyer shall be considered to be in default under this Agreement only upon occurrence of one or more of the following events: (i) Buyer fails to pay to Seller the consideration payable under the terms hereof,
(ii) Buyer terminates the Public Offering without having sold a minimum of 100,000 shares of its common stock, (iii) Buyer violates or fails to keep or perform any other material obligation or term or condition hereof, or (iv) Buyer is adjudged to be bankrupt or becomes insolvent or makes an assignment for the benefit of creditors, or is placed in the hands of a receiver or trustee in bankruptcy,
                                    X. NOTICE

     Any written notice necessary or appropriate under this Agreement shall be deemed to be properly given if hand-delivered or sent by United States Mail to the party to be notified at the address set forth above or at such other addresses as either party may hereinafter designate in writing. The date of service of any notice so sent by registered mail shall be deemed to be three (3) days after the mailing thereof.

                                XI MISCELLANEOUS

     A. SEVERABILITY. In the event that it is found that any portion of this Agreement is contrary to an applicable law, then the parties hereto agree that said conflicting portion of the Agreement shall be deemed null and void and both parties agree to modify the Agreement in order to most closely accomplish the goals of the conflicting paragraph while remaining within the purview of the law in conflict with the offending portion of the original agreement.

     B. ASSIGNMENT. Neither party shall have any right to assign this Agreement without the consent in writing of the other party.

     C. CONFIDENTIAL INFORMATION. Buyer acknowledges that the AmTech Rights constitute confidential information of the Seller. Buyer shall not reveal or disseminate information relating to the AmTech Rights, or any confidential information of the Seller, to any third person at any time. Buyer shall (i) take all necessary and appropriate efforts to safeguard the confidential information from disclosure; (ii) not duplicate or distribute to anyone any of the confidential information without prior written authorization from Seller; (iii) not use the confidential information for any purpose, other than as stated in this Agreement; (iv) inform all of its agents, employees and distributors of this provision; and (v) be responsible for any breach of this Agreement by its agents, employees or distributors. For purposes of this Agreement, confidential information shall not include any information that is in the public domain or becomes generally available to the public through no action or inaction of Buyer.

     D. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties, and no modifications, alterations, or expungement of this document may be made unless done so in writing and executed by the parties.

     E. WAIVER. The failure of either party to enforce any provision of this Agreement shall not act as a waiver of any right to any future enforcement nor a waiver of any of the remaining provisions of this Agreement.

     F. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Iowa. The parties each consents to the jurisdiction of the courts of Hardin County, Iowa for adjudication of any claim arising out of this Agreement.

     G. BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their successors in interest.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written:

SELLER:                                            BUYER:

AMERICAN TECHNOLOGIES, L.C.                        MIRENCO, INC.


By: /S/ DWAYNE FOSSEEN                             By: /S/ DWAYNE FOSSEEN
-----------------------------                          -------------------------
    Dwayne Fosseen, President                          Dwayne Fosseen, President

By: /S/ JAMES E. HANDSAKER                         By: _________________________
---------------------------------
    James E. Handsaker, Secretary                  __________________, Secretary